UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 1, 2014

Axcelis Technologies, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-30941	34-1818596
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

108 Cherry Hill Drive, Beverly, Massachusetts	01915
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (978) 787-4000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Amendment of a Material Definitive Agreement.

The Company has a revolving credit facility with Silicon Valley Bank (the “Bank”) dated October 31, 2013.  Under this revolving credit facility, the Company has the ability to borrow up to $10.0 million on a revolving basis during its two year term. The Company’s ability to borrow under this line of credit is limited to 80% of the then current amount of qualified accounts receivable. The Company’s financial results for the quarter ended June 30, 2014 caused the Company not to meet the Minimum Adjusted Net Income covenant, which covenant was waived by the Bank. The Company was in compliance with all other covenants related to the credit facility.

The Company and the Bank have entered into a Waiver and First Amendment Agreement dated August 1, 2014, which waived compliance with the Minimum Adjusted Net Income covenant for the trailing six month period ended June 30, 2014 and adjusted this covenant for the periods remaining in the facility term.  All other terms of the Loan and Security Agreement remain in effect.

Item 2.02 Results of Operations and Financial Condition

On August 4, 2014, Axcelis Technologies, Inc. (the “Company”) issued a press release regarding its financial results for the quarter ended June 30, 2014.  The Company’s press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated by reference herein.

Item 9.01   Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press Release dated August 4, 2014. Filed herewith.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 4, 2014	Axcelis Technologies, Inc.

	By:	/s/ KEVIN J. BREWER
Kevin J. Brewer
Executive Vice President
and Chief Financial Officer